UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirnetX Holding Corporation 308 Dorla Ct., Zephyr Cove, NV 89448 www.virnetx.com

To the Stockholders of VirnetX Holding Corporation:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of VirnetX Holding Corporation to be held on May 22, 2013, at 9:00 a.m. Pacific Time, at Harvey’s Resort – South Lake Tahoe, The Emerald Bay Room, 18 Highway 50, Lake Tahoe, Nevada. At the Annual Meeting, we will ask you to consider the following proposals:

•	to elect Michael F. Angelo as a Class III director;

•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	to approve and adopt the proposed 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan;

•	to consider one non-binding stockholder proposal, if it is properly presented at the Annual Meeting; and

•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Stockholders of record as of April 5, 2013 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Sincerely,

/s/ Kendall Larsen
Kendall Larsen
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2013

On May 22, 2013, VirnetX Holding Corporation will hold its 2013 Annual Meeting of Stockholders at 9:00 a.m. Pacific Time. The meeting will be held at Harvey’s Resort – South Lake Tahoe, The Emerald Bay Room, 18 Highway 50, Lake Tahoe, Nevada for the following purposes:

•	to elect Michael F. Angelo as a Class III director;

•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	to approve and adopt the proposed 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan;

•	to consider one non-binding stockholder proposal, if it is properly presented at the Annual Meeting; and

•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The foregoing items of business are further described in the Proxy Statement accompanying this notice. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2013 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and products. The close of business on April 5, 2013 has been fixed by our Board as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof. As of the Record Date there were 51,151,075 shares of Common Stock issued and outstanding. Stockholders of record as of April 5, 2013 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone will ensure your representation at the meeting, but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting process. Please read it carefully. We look forward to seeing you at the Annual Meeting.

/s/ Katharine A. Martin
Katharine A. Martin
Corporate Secretary
Palo Alto, California
April 12, 2013

Our Proxy Statement, Proxy Card and Annual Report to stockholders for the year ended December 31, 2012 are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD.

ANNUAL MEETING OF STOCKHOLDERS
OF
VIRNETX HOLDING CORPORATION

PROXY STATEMENT

The Board of Directors of VirnetX Holding Corporation (“we,” “us,” the “Company” or “VirnetX “) is providing these proxy materials to you for use in connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2013 at 9:00 a.m. Pacific Time, and at any postponement or adjournment of the meeting. The Annual Meeting will be held at Harvey’s Resort – South Lake Tahoe, The Emerald Bay Room, 18 Highway 50, Lake Tahoe, Nevada 89449.

Stockholders of record as of April 5, 2013 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this Proxy Statement.

These proxy solicitation materials combined with the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements, were first mailed on or about April 12, 2013 to stockholders of record as of the Record Date. Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, NV 89448, and our telephone number is (775) 548-1785. We maintain a website at www.virnetx.com. The information on our website is not a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail or email, in connection with our solicitation of proxies for use at our Annual Meeting, which will take place on May 22, 2013. As a VirnetX stockholder as of the Record Date, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 12, 2013, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com) or request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	Our proxy statement for the Annual Meeting; and
•	Our 2012 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the annual meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain the 2012 Annual Report on Form 10-K?

A:	Stockholders may request a free copy of the 2012 Annual Report on Form 10-K from our principal executive offices at 308 Dorla Ct., Zephyr Cove, NV 89448

Q:	Who pays for the expenses of soliciting the proxies and what are the means of solicitation?

A:
The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees, who will not be specially compensated for such services.

Q:	How can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. Registration will begin at 8:00 a.m. Pacific Daylight Time on the date of the Annual Meeting, and each shareholder may be asked to present valid picture identification such as a driver’s license or passport In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting. Please note that the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

Q:	Who is entitled to vote at the meeting?

A:
Stockholders who our records show owned shares of VirnetX as of the close of business on the Record Date, April 5, 2013, may vote at the Annual Meeting. On the Record Date, we had a total of 51,151,075 shares of Common Stock outstanding. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

Q:	What is the difference between holding shares as a registered stockholder and as a street name stockholder?

A:
Registered Stockholders. If your shares are registered directly in your name with VirnetX’s transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was provided to you directly by VirnetX. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and this Proxy Statement was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Q:	What am I voting on?

A:	Our stockholders will vote on the following matters at the Annual Meeting:

•	election of Michael F. Angelo as a Class III director;

•	ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	to approve and adopt the proposed 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan; and

•	to consider a stockholder proposal, if properly presented at the meeting, to urge the Company on a non-binding basis to implement a majority voting standard for the election of directors.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the election Michael F. Angelo as a Class III director;

•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	FOR the approval and adoption of the proposed 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan; and

•	AGAINST the non-binding stockholder proposal to urge the Company to implement a majority voting standard for the election of directors.

Q:	How do I vote?

A:
You may either vote “FOR” the nominee to the Board or you may “WITHHOLD” your vote for the nominee. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Registered Stockholders: Registered stockholders may vote by one of the following methods:

•	In Person at the Annual Meeting. Stockholders who attend the Annual Meeting may vote in person at the Meeting. Please see “How can I attend the Annual Meeting?” above for further information.

•	By Mail. If printed copies of the proxy materials were mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

•
By Telephone. Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the Internet; or

•	By Internet.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m. Eastern time on May 21, 2013.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Street name stockholders may generally vote by one of the following methods:

•	By Mail. If printed copies of the proxy materials were mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

•
By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

•
In Person with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card provided to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 5, 2013, the Record Date.

Q:	Will there be any other items of business on the agenda?

A:
We do not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the Annual Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the person named on the proxy with respect to any other matters that might be brought before the meeting. Such matters include, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies. That person intends to vote the proxy in accordance with his best judgment.

Q:	If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as follows:

•	FOR the election of Michael F. Angelo as a Class III director;

•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	FOR the approval and adoption of the proposed 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan; and

•	AGAINST the non-binding stockholder proposal to urge the Company to implement a majority voting standard for the election of directors.

If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote after submitting my proxy?”

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at our Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following three ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to VirnetX Holding Corporation PO Box 439, Zephyr Cove, NV 89448;

•	vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); or

•	you may attend the Annual Meeting and vote in person (attendance at the meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker, bank or nominee, or

•
if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

Q:	How are votes counted?

A:
For Proposal I – Election of a Director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. Votes that are withheld will be excluded entirely and will have no effect in the election of a director. If you hold your shares in a brokerage account in your broker’s name, or street name, please note that your broker may not vote your shares in the election of directors without instructions from you. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of a director, no votes will be cast on your behalf although your proxy will be counted for the purpose of establishing a quorum.

If a quorum is present, the director nominee receiving the highest number of votes, in person or by proxy, will be elected to the Board of Directors.

For Proposal II – Ratification of Farber Hass Hurley LLP as our Independent Registered Public Accounting Firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to abstain on Proposal II, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal. If you hold your shares in street name, your broker will have discretionary authority to vote on Proposal II.

Ratification of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

For Proposal III – Approval of the 2013 Equity Incentive Plan, replacing our current 2007 Stock Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to abstain on Proposal III, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal. If you hold your shares in a brokerage account in your broker’s name, or street name, please note that broker discretionary voting is not allowed for Proposal III. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in regards to Proposal III, no votes will be cast on your behalf although your proxy will be counted for the purpose of establishing a quorum.

Approval of the 2013 Equity Incentive Plan will require approval the affirmative vote of a majority of the votes cast with respect to Proposal III (with abstentions counting as a vote cast).

For Proposal IV – Urge the Company, on a non-binding basis, to implement a majority voting standard for the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to abstain on Proposal IV, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal. If you hold your shares in a brokerage account in your broker’s name, or street name, please note that broker discretionary voting is not allowed for Proposal IV. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in regards to Proposal IV, no votes will be cast on your behalf although your proxy will be counted for the purpose of establishing a quorum.

Approval of an action to urge the Company to implement a majority voting standard for the election of directors will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Finally, if you sign and return your proxy card with no further instructions, your shares will be counted as a vote “FOR” the director nominees; “FOR” the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” the approval of the 2013 Equity Incentive Plan and “AGAINST” the request to urge the Company to implement a majority voting standard for the election of directors. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made. In addition, the proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Q:	What is the quorum requirement?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the meeting or by proxy. On the Record Date, there were a total of 51,151,075 shares of Common Stock outstanding and entitled to vote. Thus, 25,575,538 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What effect do abstentions and broker non-votes have on quorum requirements?

A:
Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares on routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Proposal II contained in this Proxy Statement is considered a routine matter. However, Proposals I, III and IV are not considered routine matters.

Unlike at annual meetings held several years ago, brokers do not have discretionary authority to vote on the election of directors (Proposal I), so it is very important that you instruct your broker how to vote. In addition, brokers do not have discretionary authority to vote on Proposal III or Proposal IV, so it is very important that you instruct your broker how to vote on these proposals.

Q;	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain an additional copy of the Notice or proxy materials?

A:
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice or our proxy materials if a full set is requested, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in house-holding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one Notice or set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your written request to VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attn: Investor Relations, or (2) call our Investor Relations department at (775) 548-1785. Additional copies of the proxy materials will be sent promptly after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	What does it mean if I receive more than one Notice?

A:	It means that you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card.

Q:	Who tabulates the votes and how will I know the results of the voting at the Annual Meeting?

A:	The votes will be tabulated by an independent inspector of election, who will be a representative of our transfer agent, Broadridge Financial Services.

We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known. You may obtain a copy free of charge from our Internet website at http://www.virnetx.com, by contacting our Investor Relations Department at (775) 548-1785, or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the online EDGAR system at www.sec.gov.

Q:	How do I contact the Board?

A:	You can send written communications to our Board or any individual director in accordance with our bylaws, addressed to:

Board of Directors
(or Nominating and Corporate Governance Committee, or name of individual director)
c/o Secretary
VirnetX Holding Corporation
PO Box 439
Zephyr Cove, NV 89448

Our Secretary will then direct such communications to the relevant director(s), except for solicitations or other matters unrelated to us.

Q:	Where are your principal executive offices?

A:	Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, NV 89448. Our telephone number is (775) 548-1785.

Q:	How do I submit a stockholder proposal for the 2014 Annual Meeting of Stockholders?

A:
Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Company in a timely manner. In order to be included in the proxy statement for the 2014 annual meeting of stockholders, stockholder proposals must be received by the Company no later than December 13, 2013 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals, including the information required by the Company’s bylaws, must be received by the Company not later than February 21, 2014 and no earlier than January 22, 2014.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2013 annual meeting and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company’s advance notice procedure requires that such proposal including certain information, as described in the Company’s bylaws, must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Our Bylaws have been publicly filed with the SEC.

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2014 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2014 Annual Meeting of Stockholders.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Corporate Stock Transfer, Inc. by telephone at (303) 282-4800, or by facsimile at (303) 282-5800 if you have lost your stock certificate or need to change your mailing address.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE ANNUAL MEETING

Broker Voting

Stockholders who hold shares of the Company through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on Proposal I, Proposal III or Proposal IV unless you provide specific instructions by completing and returning the proxy card or voting your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may call our Investor Relations department at (775) 548-1785.

BOARD OF DIRECTORS

The Board of Directors is presently composed of five members: Michael F. Angelo, Kendall Larsen, Thomas M. O’Brien, Robert D. Short III, Ph.D. and Scott C. Taylor. Mr. Larsen serves as Chairman of the Board of Directors.

Our Amended and Restated Certificate of Incorporation provides that the directors of our Board shall be divided into three classes, with the classes serving for staggered, three-year terms. Pursuant to our bylaws, our Board has set the number of directors at five, consisting of two Class I directors, two Class II directors and one Class III director. One class is elected each year at the annual meeting of stockholders. The term of each class of directors expires as follows: Class I at the 2014 annual meeting, Class II at the 2015 annual meeting of stockholders, and Class III at the 2013 annual meeting of stockholders. Each director shall hold office until he resigns or his successor is elected and qualified.

Nominees and Continuing Directors

Set forth below are the names and certain information about the nominee for Class III director. The names of, and certain information about, the current Class I and Class II directors with unexpired terms are also set forth below. All information is as of March 20, 2013.

Name	Age	Position	Director Since
Nominee/Class III Director whose term will expire at the 2013 Annual Meeting
Michael F. Angelo	53	Director	2007
Class I Directors whose terms will expire at the 2014 Annual Meeting
Kendall Larsen	56	President, Chief Executive Officer and Chairman of the Board of Directors	2007
Scott C. Taylor	49	Director	2007
Class II Directors whose terms will expire at the 2015 Annual Meeting
Thomas M. O’Brien	46	Director	2007
Robert D. Short III, Ph.D.	61	Chief Technology Officer, Director	2010

Nominee/Class III Director

Michael F. Angelo has been a director since July 5, 2007. He has been the Chief Security Architect at NetIQ Corporation, a global, enterprise software company since August 2005. From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation. From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp. Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989. He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review for fiscal years 2001 and 2002, and he has been a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC) from 1999 to the present. Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society. He currently holds 52 patents, most in the area of security and authentication, and was named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association.

As a holder of many patents in the fields of security and authentication, and as a result of his long and distinguished industry and scholarly background in the area of computer security and networking, Mr. Angelo brings to the Board critical technical and industry knowledge and expertise. With his extensive industry knowledge and having successfully served in multiple leadership capacities in various types of organizations, Mr. Angelo is uniquely qualified to serve as chair of the Company’s nominating and governance committee.

Class I Directors (Current Term Will Expire at the 2014 Annual Meeting)

Kendall Larsen has been Chairman of the Board of Directors, President and Chief Executive Officer since July 5, 2007 and held the same positions with VirnetX Inc. since its inception in August 2005. Mr. Larsen does not hold director positions with any other reporting or registered investment companies. From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX Inc. From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies. From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer, and he has also held senior executive positions over a period of over twenty years at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks. Mr. Larsen holds a B.S. in Economics from the University of Utah.

With his years of managerial experience, Mr. Larsen brings to the Board demonstrated management ability at senior levels. Mr. Larsen’s day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company-specific experience and expertise. Mr. Larsen’s drive for innovation and excellence position him well to serve as our Chairman, President and Chief Executive Officer.

Scott C. Taylor has been a director since July 5, 2007. Mr. Taylor serves as Executive Vice President and General Counsel for Symantec Corporation, an information security solutions company, where he has been employed since February 2007. From January 2002 to February 2007, Mr. Taylor worked for Phoenix Technologies Ltd. Prior to 2002, Mr. Taylor has worked at Narus Inc., Symantec Corporation, Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), ICF Incorporated (now ICF Consulting) and the U.S. Securities and Exchange Commission in various roles. Mr. Taylor was admitted to practice law in the State of California in 1993. Mr. Taylor has a B.A. in International Relations from Stanford University and a J.D. from George Washington University.

Having served as general counsel for two public companies, including his current service as Executive Vice President and General Counsel for Symantec Corporation, a Delaware corporation listed on the Nasdaq Global Select Market, Mr. Taylor brings to the Board significant knowledge and experience with corporate governance and public company reporting requirements. In addition, as an executive in a leading information security solutions company, Mr. Taylor has strong expertise in issues affecting our industry generally.

Class II Directors (Current Term Will Expire at the 2015 Annual Meeting)

Thomas M. O’Brien has been a director since July 5, 2007. He has been an employee Reit Management & Research LLC, an institutional manager of real estate, public real estate investment trusts (“REITs”) and other public companies, since May 1996 and has served as an Executive Vice President of that company since September 2008, prior to which he served in various roles since May 1996. Mr. O’Brien has held various positions with public entities related to Reit Management or its affiliates, including currently serving as Chief Executive Officer and President of TravelCenters of America LLC (NYSE MKT: TA), since February 2007 and a Managing Director since October 2006. From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients. Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

As a former certified public accountant and Chief Financial Officer of a public company listed on the NYSE and a current Chief Executive Officer and Director of a public company listed on the NYSE, Mr. O’Brien brings to the audit committee, of which he is Chairman, and the Board, a deep understanding of complex accounting and finance issues faced by the Company and can provide critical insight into the financial and other reporting requirements of a U.S. public company. In addition, his extensive capital markets experience is an invaluable resource as the Company regularly assesses its capital and liquidity needs.

Robert Short III, Ph.D. has been a director since July 9, 2010. He has been the Chief Scientist for the Company since May 2006. From February 2000 to April 2007, Dr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation, or SAIC, from which we acquired certain patents in 2006. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he worked at ARCO Power Technologies, Inc. (Atlantic Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. He has a Ph.D. in Electrical Engineering from Purdue University along with a M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

As co-inventor on the majority of the patents in the Company’s patent portfolio, Dr. Short brings to the Board extraordinary technical knowledge and a deep understanding of the Company’s business, history and organization and the field of information security.

Corporate Governance

Role of the Board

Our Directors are appointed to oversee the actions and results of our management. They were selected for their educational background, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders. Their responsibilities include:

•	providing general oversight of the business;

•	approving corporate strategy;

•	approving major management initiatives;

•	providing oversight of legal and ethical conduct;

•	overseeing our management of significant business risks;

•	selecting, compensating, and evaluating directors;

•	evaluating Board processes and performance; and

•	reviewing and implementing recommendations and reports of the committees of the Board.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

The Company does not currently have a lead independent director. To assure effective independent oversight, the Board has designed its leadership structure so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk. Only independent directors serve on the audit committee, the compensation committee and the nominating and governance committee of the Board and all standing Board committees are chaired by independent directors.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight for the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Our compensation committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Risk Assessment of Compensation Policies

The Company notes that:

•	the Company’s annual incentive compensation is based on performance that promotes disciplined progress towards longer-term Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance; and

•
the Company’s compensation awards are established at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices are intended to not foster risk taking above the level of risk associated with the Company’s business model. Accordingly, the Company believes it has a balanced pay and performance program that does not promote excessive risk taking.

Code of Ethics

We have adopted a Code of Ethics for all employees and directors in accordance with the requirements of Item 406 of Regulation S-K and the NYSE MKT Company Guide. A copy of our Code of Ethics is available on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attention: Investor Relations.

We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics within four business days following the date of such amendment or waiver. We do not anticipate any such amendments or waivers.

Composition of the Board of Directors

Mix of Independent Directors and Officer-Directors

Our Board has a majority of independent directors and have determined that it is beneficial for us and our stockholders to for our chief executive officer to also be a Board member. Other officers may, from time to time, serve as Board members, but no officer other than the chief executive officer should be expected to be elected to our Board by virtue of his or her office.

Independence Determinations

Our Board annually determines the independence of directors based on a review by the directors and the nominating and governance committee. No director is considered independent unless our Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with the Company.

We have adopted the following standards for director independence in compliance with the NYSE MKT corporate governance listing standards and the rules and regulations of the SEC:

•
no director qualifies as “independent” if such person has a relationship which, in the determination of at least a majority of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•
a director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries, is not “independent” until three years after the end of such employment relationship;

•
a director who accepts, or whose immediate family member accepts, more than $120,000 in compensation from us or any of our subsidiaries during any period of twelve consecutive months within the three years preceding the determination of independence, other than certain permitted payments such as compensation for service on the Board or committees thereof, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan is not considered “independent”;

•
a director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•
a director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our present executives or the present executives of any of our subsidiaries serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•
a director who is, or who has a family member who is, a current partner of our independent registered public accounting firm, Farber Hass Hurley LLP, or was a partner of Farber Hass Hurley LLP or an employee of Farber Hass Hurley LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

Our Board has determined that Michael F. Angelo, Thomas M. O’Brien and Scott C. Taylor meet the aforementioned independence standards.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held a total of five (5) meetings during the fiscal year ended December 31, 2012. Since November 6, 2007, our Board has had a standing audit committee, compensation committee and nominating and governance committee. Our audit committee charter, compensation committee charter, and nominating and governance committee charter, each as adopted by the Board, are posted on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab.

We encourage, but do not require, our Board members to attend our annual meetings of stockholders. Four of our five Board members were in attendance for our 2012 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has established the following standing committees: an audit committee, a compensation committee and a nominating and governance committee.

The following chart details the membership of each standing committee, which is current as of April 12, 2013, and the number of meetings each committee held in fiscal year 2012.

Name of Director	Audit	Compensation	Nominating & Governance
Michael F. Angelo	M	M	C
Kendall Larsen
Thomas M. O’Brien	C	M	M
Robert D. Short III, Ph.D.
Scott C. Taylor	M	C	M
Number of Meetings in Fiscal 2012	6	6	2
_____________________
M = Member
C = Chair

Nominating and Corporate Governance Committee Matters

Membership and Independence

Our nominating and governance committee met two (2) times during the fiscal year ended December 31, 2012.

Messrs. Angelo, O’Brien and Taylor comprise our nominating and governance committee. Mr. Angelo is the chairman of our nominating and governance committee. Our Board has determined that each of Messrs. Angelo, O’Brien and Taylor meet current SEC and NYSE MKT requirements for independence. The nominating and governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders, vacancy, or newly created director position;

•	providing oversight with respect to corporate governance and ethical conduct;

•	developing and recommending to our Board the Code of Ethics and assessing such Code of Ethics and recommending changes; and

•	delegating such of its authority and responsibilities as it deems proper to members of the committee or a subcommittee.

A more detailed description of our nominating and governance committee’s functions can be found in our nominating and governance committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attention: Investor Relations.

Stockholder Recommendations and Nominees

The policy of our nominating and governance committee is to consider properly submitted recommendations for candidates to our Board from stockholders. In evaluating such recommendations, our nominating and governance committee seeks to achieve a balance of experience, knowledge, integrity, and capability on our Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by our nominating and governance committee should include (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

Stockholder recommendations to our Board should be sent to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our Bylaws, see “How do I submit a stockholder proposal for the 2014 Annual Meeting of Stockholders?” starting on page 9 of this Proxy Statement and our bylaws which have been filed with the SEC.

Director Qualifications

Our nominating and governance committee evaluates and recommends candidates for membership on our Board consistent with criteria established by the Board. Our Board has not formally established any specific, minimum qualifications that must be met by each candidate for our Board or specific qualities or skills that are necessary for one or more of the members of our Board. However, our nominating and governance committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: educational background, professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Identification and Evaluation of Nominees for Directors

Our nominating and governance committee uses a variety of methods for identifying and evaluating nominees for any position on our Board. Our nominating and governance committee regularly assesses the appropriate size and composition of our Board, the needs of our Board, the respective committees of our Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through stockholders, management, current members of our Board, or search firms.

Once the nominating and governance committee has identified a prospective nominee, the nominating and governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the nominating and governance committee concerning the prospective candidate, as well as the nominating and governance committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee has the qualities described below. If the nominating and governance committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The nominating and governance committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE MKT and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for audit committee or compensation committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and its evaluations of other prospective nominees. In connection with this evaluation, the nominating and governance committee determines whether to interview the prospective nominee and, if warranted, one or more members of the nominating and governance committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the nominating and governance committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the nominating and governance committee. The nominating and governance committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board, and members of management.

The nominating and governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race or gender.

Audit Committee Matters

Membership and Independence

Messrs. Angelo, O’Brien and Taylor, comprise our audit committee. Mr. O’Brien is the chairman of our audit committee. Our Board has determined that Messrs. Angelo, O’Brien and Taylor each satisfy the requirements for independence under the rules and regulations of the NYSE MKT and the SEC, including the enhanced independence requirements for audit committee members. Our Board has also determined that Mr. O’Brien qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE MKT.

Our audit committee met six (6) times during the fiscal year ended December 31, 2012.

Responsibilities

Our audit committee’s responsibilities include the following:

•	appointment of and approval of compensation for our independent public accounting firm and overseeing its performance and independence;

•	overseeing our accounting and financial reporting processes;

•	overseeing the audits of our financial statements;

•	overseeing the effectiveness of our internal control over financial reporting; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of our audit committee’s functions can be found in our audit committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attention: Investor Relations.

Audit Committee Report

The following is the report of the audit committee of the Board of Directors. In connection with the financial statements for the fiscal year ended December 31, 2012, our audit committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2012 with our management;

•
discussed with Farber Hass Hurley LLP, our independent accountants, the matters required to be discussed by standards promulgated by the AICPA and Public Company Accounting Oversight Board (PCAOB), including Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T; and

•
received the written disclosures and the letter from Farber Hass Hurley LLP discussing the matters required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Farber Hass Hurley LLP the independence of Farber Hass Hurley LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by:

Thomas M. O’Brien (Chair)
Michael F. Angelo
Scott C. Taylor

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Principal Accountant Fees & Services

The following table sets forth the costs we incurred for services provided by Farber Hass Hurley LLP, our independent registered public accountant, which audited our financials for the years ended December 31, 2012 and December 31, 2011.

	Year Ended December 31 (1)
	2012	2011
Audit Fees	$157,513	$213,975
Audit-Related Fees	$41,982	$24,398
Tax Fees	$--	$--
All Other Fees	$--	$--
Total Fees	$199,495	$238,373
_____________________
(1)	Reflects the fees approved by VirnetX and billed or to be billed by Farber Hass Hurley LLP with respect to services performed for the audit and other services for the applicable fiscal year.

Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports, and accounting services in connection with securities offerings.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform tax-related services for the Company.

All Other Fees. We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform services not covered by the preceding three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all services provided by our independent registered public accounting firm. For the fiscal year ended December 31, 2012, our audit committee pre-approved 100% of all services provided by our independent registered public accounting firm. These services include audit services and audit-related services. Our independent registered public accounting firm is required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval policy. Our audit committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any such pre-approval to our audit committee at the next scheduled meeting.

Compensation Committee Matters

Membership and Independence

Messrs. Angelo, O’Brien and Taylor comprise our compensation committee. Mr. Taylor is the chairman of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE MKT, is a “non-employee director” within the meaning of Section 16 of the Exchange Act, and is an “outside director,” within the meaning of the Internal Revenue Code of 1986, as amended.

Scope of Authority

Our compensation committee’s responsibilities include the following:

•	exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer;

•	determining the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors;

•	administering our equity incentive plans;

•	engaging, compensating and terminating compensation consultants, legal counsel and such other advisors to assist the compensation committee;

•
reviewing and discussing with management to Company’s proposed disclosure under “Compensation Discussion and Analysis” as set forth in Regulation S-K and recommending to the Board of Directors whether such disclosure should be included in the Company’s public filings;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	making regular reports to the Board with respect to significant actions and determinations made by the compensation committee.

Except with respect to determining the chief executive officer’s compensation, the Committee may delegate its authority to a subcommittee of the committee and, to the extent permitted by applicable law, the committee may delegate to officers or appropriate supervisory personnel the authority to grant stock awards to non-executive, non-director employees.

A more detailed description of our compensation committee’s functions can be found in our compensation committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attention: Investor Relations.

Our Compensation Committee’s Processes and Procedures

Our compensation committee’s primary processes for establishing and overseeing executive compensation include:

•	Meetings. Our compensation committee met six (6) times during the fiscal year ended December 31, 2012.

•
Role of Executive Officers. Our president and chief executive officer generally attends compensation committee meetings and makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and key employees. He is not present for any of the executive sessions or for any discussion of his own compensation.

Non-employee directors’ compensation is established by our Board upon the recommendation of our compensation committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, Messrs. Angelo, O’Brien and Taylor served as members of our compensation committee. No member of our compensation committee was an officer or employee of VirnetX during fiscal 2012. In addition, no member of our compensation committee or executive officer of VirnetX served as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or compensation committee.

Communications with the Board of Directors

Any of our stockholders who wish to communicate with our Board, a committee of our Board, our non-management directors as a group, or any individual member of our Board, may send correspondence to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448.

Our Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to our entire Board, or, if and as designated in the communication, to a committee of our Board, our non-management directors as a group, or an individual Board member. The independent directors of our Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the Board. Information regarding compensation otherwise received by our directors, who are also named executive officers, is provided under the heading “Executive Compensation.”

Our compensation committee annually reviews director compensation. Any recommendations for changes are made to our full Board by our compensation committee. In order to align directors’ incentives with the creation of stockholder value, we believe that directors should hold meaningful equity ownership positions in the Company; accordingly, a significant portion of overall director compensation is in the form of equity in the Company.

Cash Compensation of Non-employee Directors

We provide the following cash compensation for non-employee directors:

•	each non-employee director receives an annual cash retainer of $40,000;

•
each non-employee director who serves as a member of our audit committee receives an annual cash retainer of $6,000; each non-employee director who serves as a member of our compensation committee receives an annual cash retainer of $5,000; and members of our nominating and corporate governance committee receive an annual cash retainer of $2,000; and

•
each non-employee director who serves as a chair of our audit committee receives an annual cash retainer of $16,500; each non-employee director who serves as a chair of our compensation committee receives an annual cash retainer of $9,000; and each non-employee director who serves as a chair of our nominating and corporate governance committees receives an annual cash retainer of $5,000.

Stock Compensation of Non-Employee Directors

We provide the following stock compensation for non-employee directors:

•
Upon the initial election or appointment to our Board of a new non-employee director, such individual will be granted, under our 2007 Stock Plan, an option to purchase 30,000 shares of our Common Stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will vest monthly with respect to 1/36th of the total number of shares subject to the option, conditioned upon continued service as a director; provided that these options automatically become fully vested immediately prior to a “change of control” of the Company; and

•
each existing non-employee director will be granted, under our 2007 Stock Plan, an option to purchase 12,500 shares of our Common Stock at the Annual Meeting with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will fully vest on the one-year anniversary of such a grant.

•
each existing non-employee director will be granted, under our 2007 Stock Plan, a stock award for 8,333 restricted stock units at the Annual Meeting with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will fully vest on the one-year anniversary of such a grant.

The following table shows the compensation earned by or paid to each of our independent directors for the fiscal year ended December 31, 2012:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Michael F. Angelo	$56,000	$249,157	$294,500	$599,657
Thomas M. O’Brien	$63,500	$249,157	$294,500	$607,157
Scott C. Taylor	$57,000	$249,157	$294,500	$600,657
_____________________
(1)
This table includes the compensation of only non-employee directors and director nominees. For compensation of Mr. Short, our Chief Scientist and Chief Technology Officer, please see Certain Relationships and Related Transactions on page 55 of this Proxy Statement. For compensation of Mr. Larsen, please see Executive Compensation and Other Matters on page 44 of this Proxy Statement.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 6 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The aggregate number of shares subject to outstanding options held by each independent director at December 31, 2012 was as follows: Mr. Angelo (87,500), Mr. O’Brien (87,500) and Mr. Taylor (27,500). The aggregate number of shares subject to outstanding stock awards held by each independent director at December 31, 2012 was as follows: Mr. Angelo (8,333), Mr. O’Brien (8,333) and Mr. Taylor (8,333). The number of outstanding shares held by each independent director at December 31, 2012 was as follows: Mr. Angelo (14,256), Mr. O’Brien (76,664) and Mr. Taylor (0).

Voting Securities and Principal Holders

The following table sets forth the beneficial ownership of our Common Stock as of March 20, 2013 by:

•
all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act or in statements made to us, to be the beneficial owners of more than 5% of our Common Stock and based on the records of Corporate Stock Transfer, Inc., our transfer agent;

•	each director and nominee for director;

•	each of our named executive officers in the table under “Summary Compensation Table” on page 53 of this Proxy Statement; and

•	all current directors and executive officers as a group.

This table lists applicable percentage ownership based on 51,151,075 shares of Common Stock outstanding as of April 5, 2013. Securities that a person has a right to acquire pursuant to SEC rules within 60 days of March 20, 2013 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses, to the best of our knowledge, sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each executive officer and director, unless indicated otherwise, is c/o VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV, 89448.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent Of Class
5% or Greater Stockholders:
Kendall Larsen	9,792,877	(2)	19.15%

Directors and Executive Officers:
Kendall Larsen	9,792,877	(2)	19.15%
Robert D. Short III, Ph.D.	1,198,197	(3)	2.34%
William E. Sliney	--	(4)	--%
Thomas M. O’Brien	151,664	(5)	*
Michael F. Angelo	89,256	(6)	*
Scott C. Taylor	15,000	(7)	*
Richard H. Nance	12,500	(8)	*
All directors and current executive officers as a group (7 persons):	11,259,494	(9)	22.01%
_____________________
(*)	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of March 20, 2013 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)
Includes 1,638,484 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013, of which, 735,516 are held by Mr. Larsen’s wife. Also includes 1,000,000 shares pledged to secure a personal line of credit and 1,200 shares of common stock held by Mrs. Larsen and her father. Excludes 611,730 shares held by Mrs. Larsen’s revocable trust, 2,878 shares of common stock held by an adult child of Mrs. Larsen, 24,583 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013 held by the adult children of Mrs. Larsen and 50,000 shares of common stock held by an adult child of Mrs. Larsen in an irrevocable trust. Mr. Larsen disclaims beneficial ownership of the excluded shares.

(3)
Includes (i) 1,163,197 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013 and (ii) 35,000 shares of common stock owned by the Short Revocable Living Trust.

(4)	Mr. Sliney retired from his position as Chief Financial Officer effective March 31, 2012.
(5)	Includes 75,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013.
(6)	Includes 75,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013.

(7)	Includes 15,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013.
(8)	Includes 12,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013.
(9)
Includes 2,979,181 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 20, 2013 beneficially held by our directors and current executive officers as a group.

PROPOSAL I:

ELECTION OF CLASS III DIRECTOR

Our Board of Directors consists of five members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the 2013 Annual Meeting, one director will be elected for a three-year term to serve until the 2016 annual meeting and until his successor is qualified and elected, or until his earlier death, resignation or removal.

Nominee

The nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Michael F. Angelo as a nominee for re-election to the Board of Directors at the Annual Meeting. If elected, Michael F. Angelo will serve as director until our annual meeting in 2016, and until a successor is qualified and elected or until his earlier death, resignation or removal. Michael F. Angelo is currently a director of the Company. Please see “Nominee” on page 11 of this Proxy Statement for information concerning Michael F. Angelo.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Michael F. Angelo who is presently a director. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that the nominee would be unable or unwilling to serve as a director.

Vote Required

A director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of Michael F. Angelo as a Class III Director.
_____________________

PROPOSAL II:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Farber Hass Hurley LLP as our independent registered public accountants for the fiscal year ending December 31, 2013 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification by the stockholders of this selection. If the stockholders do not ratify the selection of Farber Hass Hurley LLP, the audit committee may reconsider its selection. Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of VirnetX and its stockholders.

Farber Hass Hurley LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2007. We expect that representatives of Farber Hass Hurley LLP will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Farber Hass Hurley LLP as our independent registered public accountants for fiscal year 2013. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Farber Hass Hurley LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors, on behalf of the audit committee, recommends that stockholders vote “FOR” the ratification of the selection of Farber Hass Hurley LLP as VirnetX’s independent registered public accountants for the fiscal year ending December 31, 2013.
_____________________

PROPOSAL III:

APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Our stockholders are being asked to approve a new 2013 Equity Incentive Plan (the “Plan”) to help us achieve our goals of attracting, motivating, and retaining our employees and other service providers through grants of equity awards. Our Board has adopted the Plan, subject to approval from our stockholders at the 2013 Annual Meeting of Stockholders. If approved, the Plan will replace our current 2007 Stock Plan (the “2007 Plan”). However, the 2007 Plan will continue to govern awards previously granted thereunder.

Our Board has determined that it is in the best interests of the Company to adopt the 2013 Plan and is asking the Company’s stockholders to approve the 2013 Plan. If the stockholders approve the 2013 Plan, we will not make new grants under 2007 Plan. If the stockholders do not approve the 2013 Plan, the 2007 Plan will remain in place, but we likely will not have a sufficient number of shares under the Prior Plans to meet our forecasted needs as discussed in greater detail below. On April 2, 2013, the closing price of a share of our Common Stock on the New York Stock Exchange was $16.86.

Our executive officers and directors have an interest in the approval of the Plan because they are eligible for awards under the Plan.

Reasons for Voting to Approve 2013 Equity Incentive Plan

The 2007 Plan Will No Longer Have Enough Shares Available for Grant

As of March 29, 2013, a total of 115,589 shares were available for issuance under the 2007 Plan. Under our current forecasts and taking into account our historical forfeiture rates, we expect that the number of shares still available for grant under the 2007 Plan will not provide a sufficient number of shares to meet the needs of our equity compensation program beginning this year. As a result, we may not be able to issue equity to our employees, directors and consultants in amounts that we believe are necessary to attract, retain and motivate them unless our stockholders approve the Plan.

The new Plan seeks an authorization of 2,500,000 shares, plus up to an additional 4,932,889 shares from the expiration, termination, forfeiture or repurchase of awards granted under the 2007 Plan. The number of shares under the new Plan for which we are seeking authorization represents approximately 0.05% of our outstanding shares as of April 5, 2013.

In determining the number of shares reserved for issuance under the Plan, our compensation committee and our Board, with input from Compensia considered the following:

•
Historical Grant Practices. The historical amounts of equity awards the Company has granted in the past three years. In fiscal years 2010 through 2012, the Company granted equity awards representing a total of 1,339,415 shares. Our three year gross average “burn rate” is 0.9%, which is significantly below industry guidelines recommended by Institutional Shareholder Services. The actual number of shares the Company routinely grants to its employees each fiscal year varies based upon headcount and ratio between full value awards (which generally involve less shares) and options, number of employees hired each year, and benchmarking against market data (which includes the Company’s peer group for executive compensation) relative to overall grant values. These factors make exact forecasting of share usage speculative, and thus our Board relied primarily upon the Company’s historical share usage as a reasonable predictor of future needs.

•
Awards Outstanding Under Existing Grants. The Company has outstanding, as of April 5, 2013, grants of 4,781,224 stock options and 151,665 unvested restricted shares. Accordingly, our approximately 4,932,889 outstanding awards (commonly referred to as the “overhang”) represent approximately 0.10% of our outstanding shares.

Long-Term Equity is a Key Component of our Compensation Philosophy

As described in the “Compensation Discussion Analysis,” we implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals such as revenue generating activities, product and technical development, corporate public relations and stockholder value creation. Long-term equity awards are critical vehicle for helping us achieve this objective.

Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions within the Company. Our Board expects that the Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentives to these individuals to promote the success of the Company thereby aligning their interests with the interests of the Company’s stockholders.

The alternative to using equity for retention and incentive purposes would be to significantly increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-technology company, we believe that equity awards provide a more effective compensation vehicle than cash for attracting, retaining and motivating our employees and that equity awards align employees and stockholder interests with a reduced impact on cash flow.

Flexibility to Fully Deduct Equity Compensation under Section 162(m)

The Plan also is designed to allow the Company the ability to grant equity awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company may be able to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“162(m)”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code (“Section 162(m)”) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable the Company the ability to grant stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares, and performance units awarded under the Plan that qualify as “performance-based” within the meaning of Section 162(m), the Plan limits the sizes of such awards as further described below. By approving the Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares that could be made to participants, and the other material terms of the Plan and awards granted under the Plan. Notwithstanding the foregoing, the Company retains the ability to grant equity awards under the Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

The 2007 Plan does not include the requisite provisions to allow the Company the ability to grant equity awards that qualify as “performance-based” within the meaning of Section 162(m).

Key Changes from 2007 Plan

We believe that the 2013 Plan, which includes the following changes from the 2007 Plan, contains provisions consistent with current best compensation practices:

•
a new share reserve of 2,500,000, plus any shares subject to outstanding awards in the 2007 Plan that are forfeited, which together is expected to allow us to address our forecasted needs for the next four to five years (the 2007 Plan currently includes only 115,589 shares available for issuance);

•	requiring stockholder approval of an exchange program (as defined in the Plan) before such program can be implemented;

•
adding per participant annual award limits, performance measures, and other eligibility requirements to allow the Company the ability to deduct in full under Section 162(m) the compensation recognized by its executive officers in connection with certain awards that may be granted under the Plan in the future; and

•	adding reasonable limits as to the maximum number of awards that could be granted in each fiscal year of the Company to non-employee directors.

Recommendation

Accordingly, our Board believes approval of the amendments to the Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the amendments to the Plan.

Summary of the Plan

The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

General

The purposes of the Plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to the Company, to align the interests of such individuals with the interests of the Company’s stockholders and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares, as the Plan Administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Plan, stockholders are being asked to approve 2,500,000 shares of Company Common Stock for issuance under the Plan, plus any shares subject to awards granted under the 2007 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the shares subject to such awards credited to the share reserve as one share for every one share subject to such award and with the maximum number of shares to be added from the 2007 Plan equal to 4,932,889 shares. The shares may be authorized, but unissued, or reacquired Common Stock.

If any award granted under the Plan expires or becomes unexercisable without having been exercised in full, or is forfeited to or repurchased by the Company, the expired, unexercised, forfeited or repurchased shares subject to such award will become available for future grant or sale under the Plan. With respect to the exercise of stock appreciation rights, the net number of shares covered by the portion of the exercised award will cease to be available under the Plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an award will become available for future grant or sale under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Limitations (including Non-Employee Directors Award Limitations)

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year of the Company pursuant to the Plan is set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Option	500,000
Stock Appreciation Right	500,000
Restricted Stock	500,000
Restricted Stock Units	500,000
Performance Shares	500,000
Performance Units	Initial Value of $5,000,000

Separately, apart from Section 162(m), the Plan provides that a non-employee Board member may not receive Awards under the Plan covering more than 100,000 number of shares in any calendar year.

The Administrator will adjust the share limitations in this section in the event of any adjustment to the Company’s shares discussed above in the “Adjustment to Shares Subject to the 2013 Plan” section.

Additionally, subject to the terms of the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Administration

The Board has delegated administration of the Plan to the Board’s Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Plan. For purposes of this summary of the Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Plan. To make grants to certain officers and key employees of the Company, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the repricing restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to service providers of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 2, 2013, we had approximately 15 employees (including 2 employee directors) and 3 non-employee directors and no consultants. While consultants are eligible to participate pursuant to the terms of the Plan, the Company does not generally make equity grants to its consultants.

Stock Options

Each option granted under the Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price of our stock as reported on the New York Stock Exchange or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten (10) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with the Company. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three (3) months following his or her cessation of service for reasons other than death or cause and (ii) three (3) years following his or her death (with all shares subject to the option becoming fully vested and exercisable); provided, however, that the option immediately will terminate upon a cessation of service for cause.

In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any shares previously acquired through the exercise of an option under the Plan.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than ten (10) years from the date of grant. The terms and conditions relating to the period of post-termination exercise and the Company repurchase rights with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specified, and the shares acquired may not be transferred by the participant until vested. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any vested shares previously acquired through an award of restricted stock under the Plan.

Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of the Company’s Common Stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance units or shares granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individuals goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator, in its discretion. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

The granting and/or vesting of awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement (“performance goals”) including: earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before taxes and net earnings, earnings per Share, gross margin, new product development or innovation, net income, operating income, quality, operating margin, return on capital, return on equity, revenue, revenue growth, and total stockholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, and/or other segment), and/or on a pre-tax or after-tax basis. Prior to latest date by which would meet the requirements under Section 162(m), the Administrator will determine whether any significant element(s) or item(s) will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator latest date by which would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and no later than the latest possible date that could be used and still comply with the performance-based compensation provisions of Section 162(m), the Administrator will, in writing: (i) designate one or more participants, who would be considered a “covered employee” within the meaning of Code Section 162(m), to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Unless determined otherwise by the Administrator, awards granted under the Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or a “change in control” (as defined in the Plan), each award will be treated as the Administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The Administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director ceases to be a director prior to or on the closing of the merger or change in control or within twelve months following the merger or change in control, then his or her options and stock appreciation rights will fully vest and become immediately exercisable. In addition, all restrictions on restricted stock, restricted stock units, performance shares, or performance units held by such non-employee director will lapse, and all performance goals or other vesting requirements will be deemed achieved at 100%, and all other terms and conditions met.

Termination or Amendment

The Plan will automatically terminate ten (10) years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. The Administrator may amend, alter, suspend or terminate the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for nonstatutory deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonstatutory deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit (but not require) the Administrator to grant awards are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance other than with respect to the automatic grants to non-employee directors which have been approved by the Board. The following table sets forth (i) the aggregate number of shares of Common Stock subject to options granted under the 2007 Plan to our Named Executive Officers (“NEOs”) during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares of restricted stock granted under the 2007 Plan to our NEOs during the last fiscal year, and (iv) the dollar value of such shares based on $24.75 per share.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to Restricted Stock Granted	Dollar Value of Shares subject to Restricted Stock Awards
Kendall Larsen Chief Executive Officer	40,000	$24.75	26,667	$660,008
Richard H. Nance Chief Financial Officer	50,000	$23.84	-	-
William Sliney Former Chief Financial Officer	-	-	-	-
All executive officers, as a group	90,000	$24.30	26,667	$660,008
All directors who are not executive officers, as a group	37,500	$29.90	24,999	$747,470
All employees who are not executive officers, as a group	240,000	$25.94	99,999	$2,474,975

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company Common Stock present in person or represented by proxy and voting on the matter is required to approve the adoption of the Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of 2013 Equity Incentive Plan.

Recommendation

We believe strongly that the approval of the 2013 Equity Incentive Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the 2013 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the 2013 Equity Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE 2013 EQUITY INCENTIVE PLAN

STOCKHOLDER PROPOSAL

Proposal IV is a non-binding stockholder proposal. The California State Teachers’ Retirement System Investments, or CalSTRS, notified us of its intention to submit the following proposal for the consideration of the stockholders at the 2013 Annual Meeting. CalSTRS has informed the Company that its address is 100 Waterfront Place, MS-04, West Sacramento, CA and, as of November 29, 2012, it held 89,002 shares of our common stock. If the stockholder proponent, or a representative who is qualified under state law, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The stockholder proposal is included in this Proxy Statement exactly as submitted by the stockholder proponent. The Board’s response to the proposal as well as the Board’s recommendation on the proposal is presented immediately following the proposal.

Approval of the stockholder proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. For the stockholder proposal, abstentions are treated as shares present or represented and entitled to vote, and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes are not deemed present or represented, and, therefore, will have no effect on the outcome of the vote.

PROPOSAL IV:

NON-BINDING STOCKHOLDER PROPOSAL REGARDING DELETION OF PLURALITY
VOTING STANDARD

BE IT RESOLVED:

That the shareholders of VirnetX Holding Corporation hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 80% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

Ca1STRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO PROPOSAL IV

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL IV FOR THE FOLLOWING REASONS:

The Board of Directors believes that adherence to sound corporate governance policies and practices are important to the long term success of the Company. After a thorough review of this proposal in comparison to our current director election standards and the high levels of support our directors have historically received, the Board of Directors recommends a vote “AGAINST” the Director Election Majority Vote Standard.

Currently, the stockholders of the Company elect their directors by a plurality of the votes cast, meaning that the nominees who receive the most affirmative votes will be elected to the Board of Directors. Plurality voting is the default voting standard under Delaware law and has long been the accepted voting standard, such that the rules governing plurality voting are well established.

In contrast, the majority voting standard advocated by the proponent is a relatively new practice. There has been an ongoing public debate about the use of a majority voting standard and the Board does not believe that the merits of majority voting have been thoroughly established so as to outweigh the potential unintended or adverse consequences that may follow from its adoption.

Unlike a plurality voting standard which ensures that all open director seats are filled at each election, the majority voting standard could result in an entire slate of nominees being rejected. This would require the Board and the Nominating and Corporate Governance Committee to repeat the process it went through prior to the stockholder meeting in order to select replacement directors, imposing additional costs on the Company without providing a commensurate amount of additional meaningful input of stockholders in the director election process. This is because under the Company’s certificate of incorporation, any such vacancies can be filled by either a majority of the directors then in office or a majority of the outstanding shares of voting stock entitled to vote in the election of directors. As a result, in many cases, it can be expected that the Board would fill any such vacancies without any further stockholder vote. In addition, any vacancies resulting from majority voting may result in disruptions to the Board’s operations and the resulting potential for significant turnover in the Board could have a negative impact on the Company’s long-term strategic plan due to the lack of director continuity.

Further, the proponent’s characterization of the plurality voting standard, particularly the statement that a director could be elected with a single affirmative vote, is an unrealistic hypothetical and improbable in light of the Company’s prior voting results. The Company’s stockholders have an excellent history of electing strong and independent directors by plurality voting. Beginning with our 2008 annual meeting, the first annual meeting following our reverse merger with PASW, Inc, and continuing through our 2012 annual meeting, our directors received on average greater than 97% of the shares voted through the plurality voting process and no director has been elected by less than 93% of the votes cast during this period (percentages exclude, in each case, broker non-votes which are not counted as votes cast). As a result, the adoption of a majority voting standard would not have affected the outcome of the elections of directors in any of the prior four years. The Board expects this high level of support will continue in future elections, obviating the need for the adoption of a majority voting standard. Additionally, an identical proposal for Director Election Majority Vote Standard was included in the 2012 annual meeting and our stockholders overwhelmingly voted against the proposal.

Not only have our stockholders previously rejected an identical proposal, but our directors have historically received high levels of support and we maintain a strong director nomination and election process which identifies and proposes qualified independent director nominees to serve on the Board of Directors. This nomination and election process has resulted in a Board of Directors that consists of highly-qualified directors from diverse backgrounds with a majority of our directors meeting the current SEC and NYSE MKT requirements for independence.

We are committed to strong corporate governance and we have consistently and continuously demonstrated our commitment to good governance. We will continue to monitor the voting standard issue and take additional necessary steps in the future consistent with our commitment to act in the best interests of our stockholders. Given our history of having a Board that is highly qualified and that has received a high level of support from our stockholders, and the reasons presented above, we do not believe it is in our stockholders’ best interest to implement the proponent’s majority voting standard at this time.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL IV.

EXECUTIVE OFFICERS

The following table sets forth the respective names, ages and positions of our executive officers as of March 20, 2013.

Name	Age	Position
Kendall Larsen	56	Chairman of the Board of Directors, President and Chief Executive Officer
Richard H. Nance	64	Chief Financial Officer

Kendall Larsen’s biography is set forth under the heading “Board of Directors” in this Proxy Statement.

Richard H. Nance has been our Chief Financial Officer on a part-time basis since April 5, 2012. From 2002 to 2011, Mr. Nance worked for Strasbaugh, a designer of precision surfacing systems and solutions for the global semiconductor and semiconductor equipment, silicon wafer and silicon wafer equipment, data storage, micro-electromechanical system (“MEMS”), light emitting diode (“LED”) and precision optics markets, serving most recently as its Executive Vice President and Chief Financial Officer. Mr. Nance has served clients in his private practice since 2011 and is a licensed CPA and CGMA.

William E. Sliney retired from his position as our Chief Financial Officer, effective March 31, 2012 and is therefore not listed in the table above. Mr. Sliney had been our Chief Financial Officer on an interim and part-time basis since July 5, 2007. Mr. Sliney previously served as our President, Chief Financial Officer and Secretary. He also served as our Chairman of the Board from October 2000 to August 2001 and was a member of our Board of Directors from October 2000 to July 5, 2007. From March 2004 to March 2006, he was also a Director of Enterra Energy Trust (NYSE: ENT), an oil and gas trust based in Calgary, Alberta that acquires, operates, and exploits petroleum and natural gas assets in Canada and in the United States. Before joining us, Mr. Sliney was the Chief Financial Officer of Legacy Software Inc. from 1995 to 1998. From 1993 to 1994, Mr. Sliney was Chief Executive Officer of Gump’s, a high end department store retailer based in San Francisco. Mr. Sliney received an M.B.A. from the Anderson School at UCLA.

Each officer serves at the discretion of our Board of Directors and holds office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our chief executive officer and our chief financial officer, our two executive officers, who we refer to as our named executive officers. This Compensation Discussion and Analysis should be read together with the compensation tables beginning on page 53 of this Proxy Statement. In this Compensation Discussion and Analysis, we first discuss certain of our business highlights that informed compensation decisions in 2012, the objectives and philosophy of our executive compensation program. Next, we review the process our compensation committee follows in deciding how to compensate our named executive officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of the compensation committee’s specific decisions about the compensation of our named executive officers for fiscal year 2012.

Business Highlights

In 2012, the Company achieved significant milestones in the development of its business. With only 15 employees, the Company depends heavily on its executive officers to drive its strategic, operational and financial goals. Some of the Company’s notable achievements in 2012 include:

•
Development of our licensing business and our contributions to standard setting, including negotiation of license agreements with Aastra, Mitel Networks and NEC; publishing licensing royalty rates and licensing guidelines; and updating our licensing declaration to the European Telecommunications Standards Institute (ETSI) and the Alliance for Telecommunications Industry Solutions (ATIS) with respect to developing specifications in the 3GPP LTE, SAE project to which our patents and patent applications are or may become essential;

•	Management of litigation, including a favorable jury verdict in litigation against Apple and confirmation of all claims of VirnetX’s U.S. Patent No. 7,188,180 on reexamination;

•	Achievement of technical milestones with respect to our Gabriel Technology;

•	Significant growth in our patent portfolio, including six new patents (including foreign patents);

Objectives and Philosophy of Executive Compensation

The primary objectives and philosophy of our executive compensation program are:

•	attracting and retaining the most talented and dedicated executives possible;

•	correlating annual and long-term cash and stock incentives to achievement of measurable performance objectives; and

•	aligning executives’ incentives with stockholder value creation.

To achieve these objectives, we implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals such as revenue generating activities, product and technical development, corporate public relations and stockholder value creation. The compensation committee’s approach emphasizes the setting of compensation at levels the compensation committee believes are competitive with executives in other companies of similar size and stage of development who are operating in the information technology industry while taking into account our relative performance and our own strategic goals.

Executive Compensation Process

Role of the Compensation Committee

We maintain an executive compensation program comprised of multiple elements. The compensation committee typically reviews the elements of compensation for our named executive officers annually. The compensation committee makes all compensation decisions with regard to our chief executive officer and the Company’s other named executive officers. In addition, the compensation committee is responsible for determining for all executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, if any, and any other benefits or compensation arrangement; evaluating and recommending to our Board compensation plans, policies, and programs for our chief executive officer and other executive officers; administering our equity incentive plans; and preparing the compensation committee report that the SEC requires in our annual proxy statement. In 2012, the members of the compensation committee were Michael Angelo, Scott Taylor and Thomas O’Brien.

Role of the Chief Executive Officer and Management in Compensation Decisions

Our president and chief executive officer generally attends the compensation committee’s meetings and makes recommendations to the compensation committee regarding the amount and form of the compensation of the other named executive officer and key employees. He is not present for any of the executive sessions or for any discussion of his own compensation.

Compensation Consultant

In early 2012, the compensation committee engaged Compensia (“Compensia”) an independent third-party compensation consulting firm, to:

•	identify an updated market framework (including a peer group of companies) for formal compensation benchmarking purposes;

•	gather data on the Company’s executive officer cash and equity compensation relative to competitive market practices; and

•	develop a market-based framework for potential changes to the Company’s compensation program for the compensation committee’s review and input.

The compensation committee retains sole authority to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

Compensation Consultant Independence

The compensation committee has reviewed our relationship with Compensia pursuant to NYSE MKT and SEC rules and has found no conflict of interest in Compensia continuing to provide advice to the compensation committee. The compensation committee is also regularly advised by our primary outside legal counsel, Wilson Sonsini Goodrich & Rosati. The compensation committee has reviewed our relationship with Wilson Sonsini Goodrich & Rosati pursuant to NYSE MKT and SEC rules, and has found no conflict of interest in Wilson Sonsini Goodrich & Rosati continuing to provide advice to the compensation committee.

Competitive Data

Our primary business is the development of software and technology solutions for securing real-time communications over the Internet. In addition, we hold a valuable intellectual property portfolio from which we have generated revenue, both from licenses and one time payments in settlement of infringement claims by us. In 2012, the compensation committee and Compensia worked together to determine a group of 21 companies that generally had similar financial, operational and strategic characteristics as the Company. The compensation committee periodically reviews and updates the peer group, as necessary, upon recommendation of the Company’s compensation consultant or based on changes in the Company’s business. For 2012, our peer group consisted of:

Acacia Research	MIPS Technologies	SPS Commerce
Aware	Mosys	SRS Labs
Ceva	PDF Solutions	Support.com
Digimarc	Procera Networks	Universal Display
DTS	Rambus	Wave Systems
Evolving Systems	Research Frontiers	Wi-LAN
Interdigital	RPX	Zix

These peer companies are generally comparable to the Company with respect to revenue (all less than $315 million at the time of our 2012 compensation review), market capitalization (all between $60 million and $2 billion) and industry (IP-licensing and software) to the extent practical taking into consideration our unique business model and financial profile.

To assess the competitiveness of our executive compensation program for 2012, the compensation committee analyzed compensation data with respect to our peer group as well as compensation survey data utilized by Compensia covering a broader range of similar-sized technology companies. As part of this process, Compensia analyzed target and actual compensation for each of our named executive officers, both in terms of each element of compensation and in terms of total direct compensation. Compensia then presented this information to the compensation committee for its review and use.

Our success largely depends on the skills, experience and efforts of our key personnel, including Messrs Larsen and Nance. Generally, the compensation committee wants to ensure that compensation for its executive officers is competitive in the market place and incentivizes our executive officers to remain with the Company and to work to move the Company to the next stage in its development. The compensation committee also considers various factors such as individual performance, the importance of the officer’s role and the scope of the officer’s responsibilities (for example, job responsibilities that are broader than the specific position may suggest). Further, in 2012, the compensation committee compared the compensation of our chief executive officer and chief financial officer to the peer group for similar positions. For purposes of fiscal year 2012, the compensation committee approved cash compensation levels (both base salary and target annual incentives) and equity compensation that resulted in total compensation for our chief executive officer and chief financial officer that that fell within the 50th to 75th percentile of our peer group. The compensation committee believes these targets were appropriate for 2012 given the significant progress the Company made toward its financial and operational milestones in 2011 and the importance of Messrs Larsen and Nance to the Company. When determining compensation for the named executive officers, the compensation committee took into account that Mr. Nance works on a part-time basis.

Say-on-Pay

In 2011, the Company held its initial say-on-pay advisory vote. Over 97% of the votes present and entitled to vote on the proposal (votes “For” and “Against”, as well as abstentions) and 99% of the votes cast on the proposal (votes “For” and “Against”) voted “FOR” the approval of the compensation of our named executive officers. The compensation committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the compensation committee has not materially changed its approach to 2012 compensation in response to the say-on-pay proposal. The compensation committee will continue to consider the results of future say-on-pay proposals when making executive compensation decisions and policies.

In 2011, the Company also held its initial vote on the frequency of future say-on-pay advisory votes. The frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast. Based on these results, our board of directors determined that we will hold our next say-on-pay vote at the 2014 Annual Meeting. We will hold the next vote on the frequency of say-on-pay advisory votes at the 2017 Annual Meeting.

Elements of Executive Compensation

Our executive compensation program consists of the following elements:

•
Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, the program is designed to deliver executive base salaries within the range of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Executives with more experience, critical skills, and/or considered key performers may be compensated above the range as part of our strategy for attracting, motivating and retaining highly experienced and high performing employees. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

•
Annual Incentive Bonus. Each year, the compensation committee establishes a target annual incentive bonus amount for each named executive officer based on a percentage of the executive’s base salary. The target bonus, combined with base salary, is intended to provide our executive officers with a competitive cash compensation package that will aid in the retention of the employee, as well as provide an incentive and a reward for strong Company and individual performance. The chief executive officer and the compensation committee agree on performance objectives for our named executive officers for the year, but the compensation committee has the sole discretion to determine following the end of the fiscal year whether, and the extent to which, the performance objectives were met and the amount of the annual incentive bonuses to be paid. Given the Company’s rapidly evolving business and business model, this structure provides the compensation committee with flexibility to reward strategic and operational goals that may not be quantifiable and allows the compensation committee to take into account the Company’s overall performance based on a multitude of factors. The compensation committee generally utilizes the annual incentive bonuses to compensate officers for achieving financial and operational goals and for individual performance. Performance factors considered when determining bonuses typically include strategic factors such as establishment and maintenance of key strategic relationships, development and implementation of our licensing strategy, development of our product, identification and advancement of additional products, successful litigation strategies and financial factors such as improving our results of operations, and increasing the price per share of our Common Stock.

•
Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our 2007 Stock Plan was established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our compensation committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle but in 2012, the compensation committee approved an amendment to our 2007 Stock Plan to allow for restricted stock units (“RSU”) as is consistent with the compensation practices of our peers. Because RSU awards have value to the recipient even in the absence of stock price appreciation, they allow us to incent employees while easing the dilutive effect of equity grants. During 2012, the equity awards to our executive officers weighed in favor of option awards as the compensation committee believes option awards place a greater emphasis on increasing long-term stockholder value.

Stock grants are made at the commencement of employment, may be made annually based upon performance and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The compensation committee reviews and approves stock awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. In determining the number of stock options and RSUs to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options and RSUs in relation to other elements of the individual executive’s total compensation, and the individual’s potential ownership as a percentage of our total outstanding shares relative to comparable companies. We expect to continue to use stock options and RSUs as a long-term incentive vehicle, potentially in combination with equity award types, because we believe that stock options and RSUs:

•
align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

•	are performance based in that any value received by the recipient from a stock option is based on the growth of the stock price from the grant date;

•
help to provide a balance to the overall executive compensation program as base salary and our annual bonus program focus on short-term compensation, while the vesting of stock options provide incentives to increase stockholder value over the longer term; and

•	include vesting restrictions that encourage executive retention and the preservation of stockholder value.

Named Executive Officers’ Compensation Decisions for Fiscal 2012

In 2012, the Committee undertook a full review of the compensation of our executive and made certain changes to more closely align the compensation of the named executive officers with our peer group as described above. Following this review, in April 2012, the Committee approved increases to the salary, target for cash incentive opportunities and stock option and RSU grant for the 2012 fiscal year for our chief executive officer. The compensation for our named executive officers for fiscal 2012 are presented in the table below.

Name	Base Salary 2011		Base Salary 2012(1)	Targeted Cash Incentive Opportunity for Fiscal 2011(2)	Targeted Cash Incentive Opportunity for Fiscal 2012(2)	Targeted Number of Shares Underlying Stock Option Grants for Fiscal 2011(3)	Targeted Number of Shares Underlying Stock Option Grants for Fiscal 2012(3)	Targeted Number of Shares Underlying Stock Awards for Fiscal 2012(3)
Kendall Larsen Chief Executive Officer, President & Chairman		$420,000	$462,000	50%	50%	50,000	40,000	26,667
Richard Nance Chief Financial Officer(4)	$	---	$60,000	---	50%	---	50,000	---
William Sliney Chief Financial Officer(5)		$60,000	$15,000	50%	---	10,000	---	---
_____________________
(1)	The increase in 2012 base salaries was approved with retroactive effect to January 1, 2012.
(2)	The target bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(3)	Stock option grants and stock awards were made under the Company’s 2007 Stock Plan.
(4)	Mr. Nance joined the Company as our chief financial officer on a part-time basis on April 5, 2012.
(5)	Mr. Sliney retired from his position as Chief Financial Officer effective March 31, 2012.

Base Salary

Mr. Larsen is our president and chief executive officer, as well Chairman of the Board. Mr. Larsen, a founder of VirnetX Inc., has driven the organization’s performance, leading it from inception, through the early start-up phase and through several rounds of financing. He has also helped drive significant growth in our revenues and market capitalization, as well as achievement of our operational and strategic milestones. The compensation committee believes that Mr. Larsen is critical to our ability to pursue our licensing strategy going forward. Accordingly, in April 2012, the compensation committee increased Mr. Larsen’s salary from $420,000 to $462,000, an increase of $42,000, or 10%, over 2011. With this increase, Mr. Larsen’s base salary remains within the competitive market range (i.e., between the 50th and 75th percentiles) of the peer group.

Mr. Nance, our chief financial officer, is a part-time employee. Accordingly, his compensation was evaluated and determined based upon his time commitment of approximately 25% of a full-time employee. Mr. Nance has significant public company experience, and the compensation committee considered his technical and strategic skills, his level of responsibility and expected contributions to our further success. Accordingly, in accordance with his appointment as CFO in April 2012, the compensation committee approved a salary of $60,000 for Mr. Nance, which approximates the peer 75th percentile on an annualized basis.

Annual Incentive Bonus

Further to the review of the named executive officers compensation, upon his hire, the compensation committee set Mr. Nance’s target incentive opportunity at 50% of base salary. The compensation committee maintained the 2011 target incentive opportunity for all other employees, including Mr. Larsen’s target incentive opportunity which was also 50% of base salary.

In December 2012, the compensation committee reviewed the Company’s performance in 2012 and the contributions that Messrs. Larsen and Nance made to such performance. The compensation committee determined to pay Messrs. Larsen and Nance 150% and 100% of their 2012 target bonuses, respectively, in light of the Company’s overall strong performance for the year and their contributions in achieving this performance. The compensation committee took into account the achievement of certain licensing and litigation milestones, technical milestones, development of the Company’s patent portfolio, and increases in the Company’s stock price and market cap, none of which were given any particular weight or assigned a dollar value. The resulting aggregate 2012 annual incentive bonus payments paid to Mr. Larsen and Mr. Nance were $346,500 and $30,000, respectively.

Equity Incentive Compensation

As part of the compensation review, Compensia and the compensation committee also reviewed our executive officers’ equity incentive compensation in terms of both value granted and percent of company granted. Based on this review, the Company determined that the Company’s equity compensation grant date fair value in fiscal 2011 exceeded the 75th percentile of the Company’s peer group for Mr. Larsen, but was below the 25th percentile on a percent of company granted basis.

In determining fiscal 2012 stock option award and stock award for Mr. Larsen, the compensation committee reviewed various factors, including the Company’s performance, Mr. Larsen’s performance and perceived criticality to future success, current peer practices with respect to long-term incentives, total annual equity allocations at the Company for fiscal 2012 and the size and value of each individual’s existing equity award holdings. This option grant and stock award fell below our current peer 50th percentile in terms of value and percent of company granted (when blended). On April 13, 2012, the compensation committee approved a grant of stock options and restricted stock units to Mr. Larsen under our 2007 Stock Plan, also as described in the table below.

On April 4, 2012, in connection with his appointment as CFO, the compensation committee approved the grant of stock options to Mr. Nance under our 2007 Stock Plan as described in the table below. All stock options indicated in the table have an exercise price equal to the closing sales price of our common stock traded on the NYSE MKT as of the applicable vesting commencement date.

Name	Position	Number of Shares Underlying Option Grant		Option Grant Date Fair Value	Number of Shares Underlying Stock Award(1)	Stock Award Grant Date Fair Value
Kendall Larsen	CEO/President/Chairman/Founder	40,000	(2)	$865,600	26,667		$660,008
Richard Nance	CFO	50,000	(3)	$1,047,000	---	$	---
William Sliney(4)	CFO	---		---	---	$	---
_____________________
(1)	Subject to the continued service of the named executive officer, the shares underlying the option shall vest in four equal annual installments beginning on the grant date
(2)
Subject to the continued service of the named executive officer, the shares underlying the option shall vest and become exercisable in accordance with the following schedule: 1/48 of the total number of shares subject to the option shall vest and become exercisable at the grant date and 1/48 of the total number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter.

(3)
Subject to the continued service of the named executive officer, the shares underlying the option shall vest and become exercisable in accordance with the following schedule: 1/4 of the total number of shares subject to the option shall vest and become exercisable on the one-year anniversary of the vesting commencement date and 1/48 of the total number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter

(4)	Mr. Sliney retired from his position as Chief Financial Officer effective March 31, 2012 and did not receive an option grant or stock award in 2012.

Perquisites

Our named executive officers participate in the same group insurance and employee benefit plans as our other salaried employees. At this time, we do not provide special benefits or other perquisites to our named executive officers.

Severance and Change of Control Arrangements

We do not provide change of control agreements or employment agreements providing formal cash or equity severance rights to any of our named executive officers. However, our 2007 Stock Plan allows our Board to determine the terms and condition of awards issued thereunder. Our Board has made the determination that all options issued under our 2007 Stock Plan will include the provision that in the event of a “Change of Control” (as defined in our 2007 Stock Plan), all unvested shares underlying the option will vest and become exercisable immediately prior to the consummation of such Change of Control transaction.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines and our 2007 Stock Plan has provided the principal method for our executive officers to acquire equity in the Company. We currently do not require our directors or executive officers to own a particular amount of our Common Stock. The compensation committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Tax and Accounting Considerations

The compensation committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution. With respect to the tax consequences to the Company, the compensation committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers in the proxy statement, unless compensation is qualified performance based compensation within the meaning of Section 162(m). In approving the amount and form of compensation for our named executive officers, our compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, to maintain maximum flexibility in designing compensation programs, the compensation committee will not limit compensation to those levels or types of compensation that are intended to be deductible or that lead to a particular accounting result or level of stockholder dilution.

Risk Assessment

The compensation committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executive officers, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Scott C. Taylor (Chair)
Michael F. Angelo
Thomas M. O’Brien

Summary Compensation Table

The following table sets forth summary information concerning compensation earned by (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer and (3) the Company’s former Chief Financial Officer who retired effective March 31, 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Kendall Larsen	2012	462,000	346,500	660,008	865,600	—		2,334,108
Chief Executive Officer	2011	420,000	287,671	—	1,071,500	—		1,779,171
	2010	302,500	153,519	—	172,200	437,630	(3)	1,065,849
Richard H. Nance(4)	2012	60,000	30,000	—	1,047,000	—		1,137,000
Chief Financial Officer	2011	—	—	—	—	—		—
	2010	—	—	—	—	—		—
William Sliney(5)	2012	15,000	—	—	—	—		15,000
Former Chief Financial	2011	60,000	43,717	—	214,300	—		318,017
Officer	2010	43,752	19,624		41,825	195,923	(3)	301,124
_____________________
(1)	Actual salary earned during the 2010, 2011, and 2012 fiscal years.
(2)
These amounts reflect the grant date fair value for these awards and do not reflect the actual amounts earned. See the “2012 Grants of Plan-Based Awards” table for information on stock option awards and stock awards granted in fiscal year 2012.

(3)
These reflect amounts related to the Board of Directors’ June 15, 2010 declaration of a one-time special cash dividend of $0.50 per share of our Common Stock payable on or about July 15, 2010 to stockholders of record on July 1, 2010. In connection with the dividend, the Board of Directors also approved a cash payment of $0.50 per share of our Common Stock to holders of stock options under the Company’s 2007 Stock Plan.

(4)	Mr. Nance has been our Chief Financial Officer on a part-time basis since April 5, 2012.
(5)	Mr. Sliney retired as our Chief Financial Officer effective March 31, 2012.

2012 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2012. The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at 2012 Fiscal Year-End” table below.

	Grant Date	Name of Plan	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value(1)
Kendall Larsen(2)	4/13/2012	2007 Stock Plan	26,667	—	$24.75	$660,008
Kendall Larsen(2)	4/13/2012	2007 Stock Plan	—	40,000	$24.75	$865,600
Richard H. Nance(3)	4/4/2012	2007 Stock Plan	—	50,000	$23.84	$1,047,000
William Sliney(4)	—	—	—	—	—
_____________________
(1)
These amounts reflect the grant date fair value of such award computed in accordance with FASB ASC Topic 718 and do not reflect the actual amounts earned. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 6 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	On April 13, 2012, the compensation committee approved the grant of stock options and restricted stock units to Mr. Larsen under our 2007 Stock Plan.
(3)	On April 4, 2012, the compensation committee approved the grant of stock options to Mr. Nance under our 2007 Stock Plan.
(4)	Mr. Sliney retired as our Chief Financial Officer effective March 31, 2012 and did not receive a grant of stock options or restricted stock units during fiscal year 2012.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable		# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Kendall Larsen(1)	41,516	(2)	—	0.2408712	3/22/2016	—		$—
	213,319	(3)	—	6.468	12/30/2017	—		—
	138,928	(4)	12,630	1.265	4/3/2019	—		—
	397,711	(4)	36,156	1.15	4/3/2019	—		—
	7,231	(5)	2,978	6.028	2/23/2015	—		—
	17,560	(5)	7,231	5.48	2/23/2020	—		—
	19,792	(5)	30,208	23.62	5/12/2021	—		—
	6,667	(5)	33,333	24.75	4/13/2022	—		—
	—		—	—	—	26,667	(6)	660,008
Richard H. Nance	—		50,000	23.84	4/5/2022	—		—
William Sliney(7)	—		—	—	—	—		—
_____________________
(1)	This table does not include options granted to Mrs. Larsen, as discussed in the notes to the Beneficial Ownership Table, included in this Proxy Statement at page 24.
(2)	The shares subject to this option are fully vested and exercisable as of the vesting commencement date.
(3)
One fourth (1/4) of the shares subject to this option vested and become exercisable on the first anniversary of the date of grant, and the remaining shares vested monthly in 36 equal monthly installments, subject to the optionees continued status as a service provider of the Company on each such date. Such shares were fully vested and exercisable as of the end of fiscal year 2012.

(4)
One fourth (1/4) of the shares subject to this option vest and become exercisable on the first anniversary of the date of grant, and the remaining shares vest monthly in 36 equal monthly installments, subject to the optionees continued status as a service provider of the Company on each such date.

(5)
The shares subject to the option vest and become exercisable in 48 equal monthly installments beginning on the date of grant, subject to the optionee’s continued status as a service provider of the Company on each such date.

(6)	The restricted stock units shall vest in four equal annual installments beginning on the grant date.
(7)	Mr. Sliney retired as our Chief Financial Officer effective March 31, 2012 and did not have any outstanding option awards or stock awards as of December 31, 2012.

Option Exercises in Fiscal Year 2012

The following table shows all stock options exercised and value realized upon exercise by the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kendall Larsen	—	—	—	—
Richard H. Nance	—	—	—	—
William Sliney	139,736	$2,444,874	—	—

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all Section 16(a) filing requirements were complied with during fiscal 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements of non-employee directors and named executive officers, we describe below transactions and series of similar transactions, during our last three fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The audit committee is responsible for reviewing and approving in advance any proposed related person transactions. The audit committee reviews any such proposed related person transactions on a quarterly basis, or more frequently as appropriate. In cases in which a transaction has been identified as a potential related person transaction, management must present information regarding the proposed transaction to the audit committee for consideration and approval or ratification. The audit committee is also responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such practices.

Robert D. Short III, Ph.D., Chief Scientist, Chief Technology Officer and Director of the Company, received no compensation for his service as a director in fiscal year 2012 and received $441,000 in the form of salary and bonus, $432,800 (grant date fair value) in the form of option grants and $329,992 (grant date fair value) in the form of stock awards for his service as Chief Scientist and Chief Technology Officer in fiscal year 2012. Mr. Larsen is married to the Company’s Chief Administrative Officer, Kathleen Larsen. Ms. Larsen is not an executive officer of the Company. In addition, Ms. Larsen’s sons, Dustan Sheehan and Joshua Sheehan, are employed as the Company’s webmaster and research analyst, respectively. Neither Dustin Sheehan nor Joshua Sheehan are executive officers of the Company. Ms. Larsen and each of Dustin and Joshua Sheehan are currently compensated at levels that the Company believes is comparable to other employees in similar positions of responsibility at comparable companies. During fiscal year 2012, Ms. Larsen received an aggregate of $467,975 in the form of salary and bonus, $432,800 in the form of option grants and $329,992 in the form of stock awards. During fiscal year 2012, Dustin Sheehan received an aggregate of $52,746 in the form of salary and bonus, $ 108,200 in the form of option grants and $82,492 in the form of stock awards. Joshua Sheehan joined the Company in January, 2013. All compensation for Mr. Short, Ms. Larsen and Messrs Dustin and Joshua Sheehan were approved by the compensation committee.

Compensation amounts above reflect the aggregate grant date fair value of the stock options computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 6 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

AVAILABILITY OF FORM 10-K

We will provide upon request without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please send a request to: Secretary, VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, telephone (775) 548-1785. Our Annual Report on Form 10-K and our other filings with the SEC, including exhibits, are also available for free online at http://www.virnetx.com under the “SEC Filings” link in the “Investors” tab and at the SEC’s Internet site, http://www.sec.gov.

By Order of the Board of Directors,

/s/ Katharine A. Martin
Katharine A. Martin
Secretary

ANNUAL MEETING INSTRUCTIONS

Attendance at the Annual Meeting is limited to stockholders of record as of April 5, 2013. Registration will begin at 8:00 a.m. Pacific Daylight Time on May 22, 2013, and each stockholder will need proof of identification with valid picture identification such as a driver’s license or passport and verification of stock ownership as of April 5, 2013.

The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

See below for driving directions.

DRIVING DIRECTIONS TO ANNUAL MEETING

Harvey’s Resort – South Lake Tahoe
The Emerald Bay Room
18 Highway 50
Lake Tahoe, Nevada 89449
(775) 588-2411

Driving Directions

From Sacramento (Route #1 Hwy-50):

•	Take Highway 50 east through Placerville and over Echo Summit to South Lake Tahoe.

From Sacramento or San Francisco (Route #2 - I-80)

•	I-80 to Truckee
•	Take CA-267 South to Kings Beach on Tahoe's North Shore
•	Turn East on CA-28, which becomes NV-28 at the state line
•	Continue around the lake through Crystal Bay and Incline Village, past Nevada's Lake Tahoe State Park, to the intersection with US-50
•	Turn right and continue past Glenbrook and Zephyr Cove to Harvey’s, located on your right

From Reno

•	Drive South on US-395, 33 miles to Carson City
•	On the far South side of Carson City, take the US-50 turnoff West to Lake Tahoe
•	Take US-50 another 22 miles to the California state line

APPENDIX A

VIRNETX HOLDING CORPORATION

2013 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.             Definitions. As used herein, the following definitions will apply:

(a)            “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)            “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.

(c)            “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)            “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)             “Board” means the Board of Directors of the Company.

(g)            “Cause” will have the meaning set forth in the applicable Participant’s Award Agreement, employment agreement, or other applicable written agreement. If such agreement does not contain a definition of “Cause”, Cause will mean the following: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The term “Company” as used in this Section 2(g) will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(h)            “Change in Control” means the occurrence of any of the following events:

(i)             A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)            A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)           A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i)             “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)             “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(k)            “Common Stock” means the common stock of the Company.

(l)             “Company” means VirnetX Holding Corporation, a Delaware corporation, or any successor thereto.

(m)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(n)            “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)            “Director” means a member of the Board.

(p)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)            “Employee” means any person, including Officers and Directors, employed by the Company or a Parent or Subsidiary or other Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)            “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t)             “Fair Market Value” means, as of any date, the value of Common Stock determined as follows

(i)             If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next business day, unless otherwise determined by the Administrator.

(u)            “Fiscal Year” means the fiscal year of the Company.

(v)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)           “Inside Director” means a Director who is an Employee.

(x)             “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)             “Option” means a stock option granted pursuant to the Plan.

(aa)          “Outside Director” means a Director who is not an Employee.

(bb)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)          “Participant” means the holder of an outstanding Award.

(dd)         “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(ee)          “Performance Period” will have the meaning set forth in Section 10 of the Plan.

(ff)           “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)            “Plan” means this 2013 Equity Incentive Plan.

(jj)            “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)          “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn)         “Service Provider” means an Employee, Director or Consultant.

(oo)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(pp)         “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

(qq)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.              Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,500,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 2007 Stock Plan, as amended (the “Existing Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from awards issued pursuant to the 2007 Plan equal to 4,932,889 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)            Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)            Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.              Administration of the Plan.

(a)            Procedure.

(i)             Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)            Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)           Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)             to determine the Fair Market Value;

(ii)            to select the Service Providers to whom Awards may be granted hereunder;

(iii)           to determine the number of Shares to be covered by each Award granted hereunder;

(iv)           to approve forms of Award Agreements for use under the Plan;

(v)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)           to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(vii)          to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)           to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options); provided, however, that the Administrator may not, without the prior approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

(x)             to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;

(xi)           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)          to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.             Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary.

6.             Stock Options.

(a)            Grant of Options. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 12 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)            Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)            Option Exercise Price and Consideration.

(i)             Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)            In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)            In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)            Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)            Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)           Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)            Exercise of Option.

(i)             Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for thirty (30) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)           Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)           Death of Participant. If a Participant dies while a Service Provider, or dies within thirty (30) days following the day Participant ceases to be a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)            Termination for Cause. In the event a Participant ceases to be a Service Provider as a result of the Participant’s termination for Cause, the Option shall immediately terminate in its entirety upon first notification to the Participant of Participant’s termination for Cause. If a Participant Service Provider status is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under the Option likewise shall be suspended during the investigation period and the Participant shall have no right to exercise the Option. This Section 6(d)(v) shall apply with equal effect to vested Shares acquired upon exercise of the Option granted on any date on which the Common Stock is not listed on any established stock exchange or national market system, in that the Company shall have the right to repurchase such Shares from the Participant upon the following terms: (A) the repurchase is made within ninety (90) days of the date Participant ceases to be a Service Provider, at the Fair Market Value of the Shares as of the date of such termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company’s initial public offering of its Common Stock on any established stock exchange or national market system. Notwithstanding the foregoing, with respect to vested Shares issued upon exercise of an Option granted to any Officer, Director or Consultant, the Company’s right to repurchase such Shares upon the date that Participant ceases to be a Service Provider as a result of termination for Cause shall be made at the Participant’s original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 6(d)(v) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Award Agreement.

7.              Restricted Stock.

(a)            Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)            Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)            Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)            Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)             Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)            Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)            Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)             Termination for Cause. In the event a Participant ceases to be a Service Provider as a result of the Participant’s termination for Cause, the Participant paid consideration to purchase Shares granted pursuant to a Restricted Stock Award, and the Administrator granted the Award to purchase Restricted Stock on any date on which the Common Stock is not listed on any established stock exchange or national market system, the Company shall have the right to repurchase from the Participant the Shares of Restricted Stock purchased by Participant for which restrictions have lapsed upon the following terms: (A) the repurchase is made within ninety (90) days of the date Participant ceases to be a Service Provider at the Fair Market Value of the Shares as of the date of such termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company’s initial public offering of its Common Stock on any established stock exchange or national market system. Notwithstanding the foregoing, with respect to Restricted Stock issued to any Officer, Director or Consultant, the Company’s right to repurchase Shares of Restricted Stock for which restrictions have lapsed upon the date that Participant ceases to be a Service Provider as a result of termination for Cause shall be made at the Participant’s original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 7(i) shall in any way limit the Company’s right to purchase Shares of Restricted Stock for which restrictions have not lapsed as set forth in the Award Agreement evidencing the applicable Award of Restricted Stock.

(j)             Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.              Restricted Stock Units.

(a)            Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)            Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)            Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)            Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)             Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.              Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)            Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)            Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)            Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)            Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise and repurchase also will apply to Stock Appreciation Rights.

(f)             Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)             The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)            The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.            Performance Units and Performance Shares.

(a)            Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)            Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)            Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period”, and will consist of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)            Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)            Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)             Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)            Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.            Performance-Based Compensation Under Code Section 162(m).

(a)            General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)            Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m). As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: earnings (which may include earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before taxes and net earnings), earnings per share, gross margin, new product development or innovation, net income, operating income, quality, operating margin, return on capital, return on equity, revenue, revenue growth, and total stockholder return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants and whether a Performance Goal shall be measured in accordance with generally accepted accounting principles (“GAAP”) or a basis other than GAAP.

(c)            Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)            Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12.            Limitations.

(a)            Incentive Stock Option Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 12(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)            Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan: Subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:

(i)             Options and/or SARs covering more than a total of 500,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 500,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)            Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 500,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 500,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences; and

(iii)           Performance Units having a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) greater than $5,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) no greater than $10,000,000.

(iv)           If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (a).

(c)            Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards covering more than 100,000 Shares. Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count for purposes of this limitation.

13.            Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any military leave of absence, sick leave of absence, or other leave of absence approved by the Company, provided that such leave is not for a period of more than ninety (90) days unless reemployment upon expiration of such leave is guaranteed by contract, statute, or Company policy, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary or other Affiliate. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.            Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.            Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)            Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.            Tax.

(a)            Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)            Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)            Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

17.            No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.            Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.            Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon the adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20.            Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)            Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.            Conditions Upon Issuance of Shares.

(a)            Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.            Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)DateVOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving any future mailings of proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VIRNETX HOLDING CORPORATIONCORPORATE STOCK TRANSFER, INC.3200 CHERRY CREEK DR. SOUTH, STE. 430DENVER, CO 80209ATTN: RHONDA SINGLETON, PROXY DEPT. MGR.M58659-P39660VIRNETX HOLDING CORPORATIONThe Board of Directors recommends you vote FOR the following:1. Election of a Class III Director. A proposal to elect the person listed below to serve three-year terms until the Annual Meeting of Stockholders in 2016, or until his resignation or his successor is duly elected and qualified.WithholdForNominee:!!1a) Michael F. AngeloThe Board of Directors recommends you vote FOR proposal 2:The Board of Directors recommends you vote AGAINST proposal 4:ForAgainstAbstainForAgainstAbstain!!!!!!2. Ratification of appointment of Farber Hass Hurley LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31,20134. Consideration of a stockholder proposal, if properly presented at the meeting, regarding the implementation of a majority voting standard for the election of directors.The Board of Directors recommends you vote FOR proposal 3:!!!3. Approval of the 2013 Equity Incentive Plan.The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the May 22, 2013 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by Kendall Larsen or Jon Weaklend, as attorney and proxy.PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE USING THE ENCLOSED POSTAGE-PAID ENVELOPE.!For address changes and/or comments, please check this box and write them on the back where indicated.!!Please indicate whether you plan to attend this meeting.YesNoNOTE: Signature(s) should agree with name(s) on VirnetX Holding Corporation stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships must so indicate when signing. All joint owners must sign.Important Notice Regarding the Availability of Proxy Materials for the StockholderMeeting of VirnetX Holding Corporation to be Held on May 22, 2013.You can view the proxy statement, this proxy card and the annual report to stockholders for the year ending December 31, 2013 at www.proxyvote.com.M58660-P39660

VIRNETX HOLDING CORPORATIONPROXY FOR ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 22, 2013THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder of VIRNETX HOLDING CORPORATION, a Delaware corporation, hereby appoints Kendall Larsen and Jon Weaklend, and each of them, attorneys-in-fact and proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to representthe undersigned at the Annual Meeting of Stockholders of VirnetX Holding Corporation to be held at 9:00 a.m., Pacific Time, on Wednesday, May 22, 2013, at Harvey's Resort-South Lake Tahoe, The Emerald Bay Room, 18 Highway 50, Lake Tahoe, Nevada 89449, and at any adjournments and postponements thereof, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 22, 2013: You can view the proxy statement, this proxy card and the annual report to stockholders for the year ended December 31, 2012 at www.proxyvote.com.THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR THE PERSON LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL 4 AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.Address Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)PLEASE SIGN AND DATE ON REVERSE